Exhibit 10.8

PURCHASE & SETTLEMENT AGREEMENT

The Parties, as defined below, enter into this Purchase & Settlement Agreement, effective as of August 6, 2018, (“Effective Date”), upon the terms and conditions stated herein.

DEFINITIONS

“Agreement” means this Settlement Agreement & Mutual Release.

“Founders” means Founders Oil & Gas, LLC and all of its parents, subsidiaries, affiliates, agents, servants, employees, attorneys, accountants, partners, predecessors, successors and assigns, and all other persons or entities acting or purporting to act on its behalf.

“Founders Operating” means Founders Oil & Gas Operating, LLC and all of its parents, subsidiaries, affiliates, agents, servants, employees, attorneys, accountants, partners, predecessors, successors and assigns, and all other persons or entities acting or purporting to act on its behalf.

“Hudspeth” means Hudspeth Oil Corporation and all of its parents, subsidiaries, affiliates, agents, servants, employees, attorneys, accountants, partners, predecessors, successors and assigns, and all other persons or entities acting or purporting to act on its behalf.

“McCabe Petroleum” means McCabe Petroleum Corporation and all of its parents, subsidiaries, affiliates, agents, servants, employees, attorneys, accountants, partners, predecessors, successors and assigns, and all other persons or entities acting or purporting to act on its behalf.

“Torchlight” means Torchlight Energy Resources, Inc. and all of its parents, subsidiaries, affiliates, agents, servants, employees, attorneys, accountants, partners, predecessors, successors and assigns, and all other persons or entities acting or purporting to act on its behalf.

“Wolfbone” means Wolfbone Investments, LLC and all of its parents, subsidiaries, affiliates, agents, servants, employees, attorneys, accountants, partners, predecessors, successors and assigns, and all other persons or entities acting or purporting to act on its behalf.

“Founders Parties” means Founders and Founders Operating.

“Partners” means Hudspeth, McCabe Petroleum, Torchlight, and Wolfbone.

“Project” means the ownership, management, operations of the State of Texas oil and gas leases and University Land Board oil and gas leases covered by the Farmout Agreement dated September 23, 2015 among Founders, Hudspeth, and Pandora Energy, LP.

“All Claims” means past, present and future actions and/or causes of action, counter-claims, cross-claims, rights, claims, demands, costs, liabilities, damages, losses, expenses and penalties, whether known or unknown, suspected or unsuspected, liquidated or contingent. Under this definition, “All Claims” includes, but is not limited to, all claims, demands, and causes of action of any nature, whether in contract or in tort or otherwise, or arising under or by virtue of any constitution, statute, regulation, at common law, or in equity, for past, present, future, known, and unknown personal injuries, property damage, and all other losses or damages of any kind, including but not limited to the following: all actual damages, all exemplary and punitive damages, all penalties of any kind, all contract damages, all tort damages, loss of consortium, damage to familial relations, ensuing death, loss of inheritance, loss of companionship, loss of society and affection, loss of enjoyment of life, intentional and/or malicious conduct, actual and/or constructive fraud, statutory and/or common law fraud, class action suit, misrepresentation of any kind or character, libel, slander, negligence, gross negligence, costs, attorney fees, economic loss, and pre-judgment and post- judgment interests. This definition further includes, but is not limited to, all elements of damages, all remedies, all claims, demands, and causes of action that are now recognized by law or that may be created or recognized in the future in any manner, including without limitation by constitution, statute, regulation, or judicial decision.

“Released Claims” means All Claims, existing as of the Effective Date, arising out of or relating in any way, directly or indirectly to the Project, and All Claims which have been or could have been asserted in the Project or which arise out of or are in any way connected with the Project. This definition does not include, and specifically excludes, any claim that the Parties may have in the future against the other arising out of any obligation contained in this Agreement.

“Vendors” means any and all of the service and material suppliers used to drill or provide work or services on the University Founders A-25 Well.

In this Agreement, the singular includes the plural, and vice versa; likewise, the disjunctive includes the conjunctive, and vice versa.

AGREEMENT

For and in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed to, the Parties agree as follows:

A.	2018 Payments.

1.	Contemporaneously with the execution of this Agreement, Hudspeth will pay Founders Six-Hundred-Twenty-Five Thousand and No/100ths United States Dollars ($625,000) by electronic transfer; and

2.	Contemporaneously with the execution of this Agreement, Wolfbone will pay Founders Six-Hundred-Twenty-Five Thousand and No/100ths United States Dollars ($625,000) by electronic transfer.

B.	2019 Payments.

1.	No later than July 20, 2019, Hudspeth or Torchlight will pay Founders Six-Hundred-Twenty-Five Thousand and No/100ths United States Dollars ($625,000) by electronic transfer; and

2.	No later than July 20, 2019, Wolfbone or McCabe Petroleum will pay Founders Six-Hundred-Twenty-Five Thousand and No/100ths United States Dollars ($625,000) by electronic transfer.

C.

Default. In the event the 2019 Payments are not made by July 25, 2019, the Partners agree to pay interest on any unpaid balance owed by the respective party, with such interest being applied to such unpaid balance beginning on July 25, 2019 until paid. The applied interest rate will be 12% per annum.

D.

Assignment of Oil & Gas Leases. Within five business days after the full performance of the obligations contained in Paragraph A, the Founders Parties will deliver two fully executed originals of the assignment of oil and gas leases attached as Exhibits A and B. The assignments will be delivered to LeBlanc Law PC, 1111 North Loop West, Suite 705, Houston, Texas 77008.

E.

Assignment of Claims. Within five business days after the full performance of the obligations contained in Section A, the Founders Parties will deliver two fully executed originals of the assignment of claims attached as Exhibit C. The assignment of claims will be delivered to LeBlanc Law PC, 1111 North Loop West, Suite 705, Houston, Texas 77008.

F.

Assignment of University Lands Development Unit Agreement 2837. Within five business days after the full performance of the obligations contained in Section A, the Founders Parties will deliver two fully executed originals of an assignment of development unit agreement which is substantially similar to the one attached as Exhibit D. The assignment of development unit agreement will be delivered to LeBlanc Law PC, 1111 North Loop West, Suite 705, Houston, Texas 77008. The Founders Parties will reasonably cooperate with Partners to obtain the necessary consents from University Lands and/or the State of Texas.

G.	Mutual Releases & Waivers.

1.	The Founders Parties RELEASE, ACQUIT, and FOREVER DISCHARGE the Partners from all Released Claims.

2.	The Partners RELEASE, ACQUIT, and FOREVER DISCHARGE the Founders Parties from all Released Claims.

3.

THE PARTIES HEREBY WAIVE THEIR RIGHTS AGAINST THE OTHER(S) UNDER THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41 et seq., BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS, AND ANY SIMILAR LAW IN ANY OTHER STATE TO THE EXTENT SUCH ACT OR SIMILAR LAW WOULD OTHERWISE APPLY. AFTER CONSULTATION WITH AN ATTORNEY OF THEIR OWN SELECTIONS, THE PARTIES VOLUNTARILY CONSENT TO THIS WAIVER.

H.

Third Party Lawsuits In the event one or more members of the Partners initiate litigation in regards to the Project against any third party, including but not limited to vendors, contractors and manufacturers, and if the Founders Parties are then included in any counter claim or action by such third party due to such initiated litigation, the member(s) of the Partners which initiated said litigation agree to pay all reasonable attorney fees which are incurred by the Founders Parties in connection with such counter claim or action, up to the amount of $250,000.00, with the Founders Parties being responsible for any such attorney fees over said amount. Provided, however, that the indemnity obligations in this section shall only apply to and cover the claims assigned by Founders Parties (see Exhibit C) to Partners as part of this settlement.

I.	Representations and Warranties.

1.	Founders Parties’ Representations and Warranties. Founders Parties warrant and represent to the Partners that:

i.	They are authorized to enter into this Agreement, and each person executing this Agreement, individually or on behalf of an entity, has the authority to do so; and

ii.

They are the owner of all of their respective Released Claims; there are no other parties with an interest in all or any of their respective Released Claim(s); and that none of their respective Released Claims have been assigned to any third-party, nor is any such assignment pending.

iii.	As of the Effective Date, to the best of their knowledge they have not entered into any settlement agreement or waiver of any Released Claims with any of the Vendors.

iv.	As of the Effective Date, to the best of their knowledge there are no Released Claims or litigation pending which impair or otherwise adversely affect the Project.

v.	As of the Effective Date, to the best of their knowledge there are no material liens or encumbrances which impair or otherwise adversely affect the Project.

vi.	As of the Effective Date, to the best of their knowledge they are not in default under any contract or agreement with any of the Vendors or third-parties pertaining to the Project.

vii.

To the best of their knowledge, during the time Founders Operating served as operator for the University Founders A-25 Well, until March 1, 2018, all invoices due and owing to any Vendors or third-parties which pertain to services rendered or work performed for the Project have been paid.

2.	Partners’ Representations and Warranties. Partners warrant and represent to Founders Parties that:

i.	They are authorized to enter into this Agreement, and each person executing this Agreement, individually or on behalf of an entity, has the authority to do so; and

ii.

They are the owner of all of their respective Released Claims; there are no other parties with an interest in all or any of their respective Released Claim(s); and that none of their respective Released Claims have been assigned to any third-party, nor is any such assignment pending.

J.

Non-Reliance. The Parties hereby declare and represent that in making this Agreement, they rely wholly upon their respective judgment, belief, and knowledge of their respective liabilities and that this Agreement is executed and made without any reliance upon any statement or representation of any other Party or of any other Party’s representative.

K.

Non-admission of Liability. It is hereby agreed that the fact that the Parties have entered into this Agreement does not constitute an admission of any liability as to any conduct or claim related to the Project or which could or should have been asserted in legal proceeding arising out of the Project by any Party to this Agreement, such liability being expressly denied.

L.

Controlling Law. The Parties agree that this Agreement shall be governed, construed, and applied in accordance with the laws of the State of Texas applicable to contracts between Texas residents that are to be wholly performed in Texas, without regard to choice of law or conflicts of law principles of Texas or any other jurisdiction.

M.

Forum Selection Clause & Attorney Fees. The Parties agree that all disputes arising under this Agreement shall be brought solely in the Judicial District Court of Harris County, Texas. A party who prevails in defending or prosecuting any legal proceeding related to this Agreement is entitled to recover its reasonable attorney’s fees and all costs of such proceeding.

N.

Entire Agreement. This Agreement constitutes the entire, final agreement of the Parties on all matters related in any way to the Project and the Released Claims, and it fully supersedes and replaces any and all prior agreements or understandings, written or oral, between or among the Parties related to the Project in any way.

O.

Multiple Counterparts. This Agreement may be executed in multiple counterparts by the undersigned and all such counterparts so executed shall together be deemed to constitute one final agreement, as if one document had been signed by all parties hereto; and each such counterpart shall be deemed to be an original, binding the Party subscribed thereto, and multiple signature pages (including faxes or other electronic delivery of signature pages) affixed to a single copy of this Agreement shall be deemed to be a fully executed original Agreement. It shall be sufficient in making proof of this Agreement to produce or account for a facsimile or PDF copy of an executed counterpart of this Agreement.

P.

Fees & Costs. It is further agreed and understood that except as set forth in this Agreement, each Party has no claim against the other for any costs or fees it may have incurred, and that each Party shall pay its own taxable costs, expenses of litigation and legal fees. For the avoidance of doubt, this section does not apply to any legal proceeding for the enforcement of this Agreement.

Q.	Joint Drafting. The Parties agree that this Agreement was drafted jointly and that this Agreement shall not be construed against any Party because of a Party’s involvement in drafting this Agreement.

R.

Non-Waiver. No exercise or failure to exercise or delay by any Party in exercising any right or remedy under this Agreement shall constitute a waiver by such Party of such right or remedy in any other instance or any other right or remedy.

S.	Amendment & Modification. Any amendment or modification to this Agreement must be in writing and executed by the Parties.

T.	No Assignments. No obligation or right arising under this Agreement may be assigned or delegated by any Party without the express written consent of the other Parties.

U.	Future Documents. The Parties shall perform any and all acts and execute and deliver any and all documents that may be or become necessary and proper to give effect to and carry out the terms hereof.

V.

No Third-Party Beneficiary. Any agreement to perform any obligations herein contained, express or implied, shall be only for the benefit of the Parties and their respective heirs, successors, executors, administrators, assigns and legal representatives, and such agreements and obligations shall not inure to the benefit of the obligees of any indebtedness of any other party, whatsoever, it being the intention of the Parties that no one shall be deemed to be a third-party beneficiary of this Agreement.

W.

Binding Effect. The Parties may plead this Agreement in an action, suit, or other proceeding, for mandatory injunction or otherwise, to enforce the terms of this Agreement or the Agreed Judgment. The Parties may also plead this Agreement as a full and complete defense to, and may use this Agreement as the basis for, an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted by the other Party, or by the other Party’s respective representatives, agents, executors, administrators, decedents, trustees, beneficiaries, successors, heirs, attorneys and assigns, in contravention or breach of this Agreement.

X.

Severability. Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision violates any applicable law or is declared illegal, invalid or unenforceable, in whole or in part, by a court of last resort, such provision shall be enforced to the greatest extent permitted by law, and such a declaration shall not affect the legality, validity or enforceability of the remaining parts of this Agreement, all of which shall remain in full force and effect.

Y.

Review by Counsel. The Parties have had sufficient opportunity to read this Agreement and to consult with legal counsel of their choosing regarding the meaning and effect of this Agreement and its rights and liabilities under it. Accordingly, each Party and signatory to this Agreement has entered into it freely, voluntarily and without duress.

Z.

Survival of Representations and Warranties. For a period of two years from the Effective Date, the representations and warranties provided for in Section I of this Agreement shall survive the close of the assignments described in Sections D and E and shall be deemed covenants running with the lands associated with the Project, binding on the Founders Parties and the Partners, but not their respective heirs, successors and assigns.

AA.

Public Announcements. Except for the filing of record the assignments of oil and gas leases attached in Exhibits A and B, the press release attached as Exhibit E. and except as required by law or regulation, neither the Founders Parties or the Partners shall issue any news release, public announcement, or other form of publicity concerning this Agreement, or the transactions contemplated by it, without obtaining the prior written approval of the other, which approval will not be unreasonably withheld or delayed.

INTENTIONALLY BLANK—SIGNATURE PAGES FOLLOW

AGREED AND EXECUTED as of the Effective Date:

Founders Oil & Gas, LLC		Founders Oil & Gas Operating, LLC

By:	/s/ Paten Morrow	By:	/s/ Paten Morrow
	Paten Morrow		Paten Morrow
	President		President

Hudspeth Oil Corporation		Torchlight Energy Resources, Inc.

By:	/s/ John Brda	By:	/s/ John Brda
	John Brda		John Brda
	CEO		CEO

Wolfbone Investments, LLC		McCabe Petroleum Corporation

By:	/s/ Greg McCabe	By:	/s/ Greg McCabe
	Greg McCabe		Greg McCabe
	CEO		CEO